Exhibit 99.1

Healthcare Distribution Specialists, Inc.

(formerly Amerisure Pharmaceuticals LLC)

Financial Statements

For the Years Ended December 31, 2011 and 2010 (Adjusted)

Page

Report of Independent Registered Public Accounting Firm	2

Consolidated Balance Sheet as of December 31, 2011 and Combined Balance Sheet as of December 31, 2010	3

Consolidated Statement of Operations for the year ended December 31, 2011 and Combined Statement of Operations for the year ended December 31, 2010	4

Consolidated Statement of Stockholders’ Deficit for the year ended December 31, 2011 and Combined Statement of Stockholders’ Deficit for the year ended December 31, 2010	5

Consolidated Statement of Cash Flows for the year ended December 31, 2011 and Combined Statement of Cash Flows for the year ended December 31, 2010	6

Notes to Financial Statements	7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Healthcare Distribution Specialists LLC (formerly Amerisure Pharmaceuticals LLC)

We have audited the accompanying consolidated balance sheet of Healthcare Distribution Specialists LLC (formerly Amerisure Pharmaceuticals LLC) (the “Company”) as of December 31, 2011 and the combined balance sheet of the Company as of December 31, 2010 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2011 and the related combined statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Distribution Specialists LLC (formerly Amerisure Pharmaceuticals LLC) as of December 31, 2011 and 2010 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 1 to the financial statements for further information regarding this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 23, 2012

HEALTHCARE DISTRIBUTION SPECIALISTS LLC

(formerly Amerisure Pharmaceuticals LLC)

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2011 AND COMBINED BALANCE SHEET AS OF DECEMBER 31, 2010

	December 31, 2011	December 31, 2010
		(As Adjusted)
ASSETS

Current Assets
Cash	$38,658	$6,812
Accounts receivable	211,549	45,210
Inventory	12,144	55,764
Prepaid expenses and other current assets	12,568	-
Total Current Assets	274,919	107,786

Property and equipment, net of accumulated depreciation of $27,237 and $0	29,683	-

Total Assets	$304,602	$107,786

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$97,606	$3,174
Line of credit	200,000	132,793
Due to related parties	376,745	50,621
Total Current Liabilities	674,351	186,588

Commitments and contingencies	-	-

Stockholders’ Deficit
Members’ stock: no par value; unlimited shares authorized;
1,000 shares issued and outstanding	1,000	1,000
Additional paid in capital	5,866	-
Accumulated deficit	(376,615)	(79,802)
Total Stockholders’ Deficit	(369,749)	(78,802)

Total Liabilities and Stockholders’ Deficit	$304,602	$107,786

The accompanying notes are an integral part of these financial statements.

HEALTHCARE DISTRIBUTION SPECIALISTS LLC

(formerly Amerisure Pharmaceuticals LLC)

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDING DECEMBER 31, 2011 AND COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDING DECEMBER 31, 2010

	Year Ended December 31,
	2011	2010
		(As Adjusted)

Net Revenue	$272,750	$-
Net Revenue, Related Party	590,000	75,305
Total Not Revenue	862,750	75,305

Cost and Expenses
Cost of goods sold	453,553	9,255
General and administrative	313,826	59,576
Salaries and commissions	233,838	8,133
Professional fees	144,080	452
Total Operating Expenses	1,145,297	77,416

Operating Loss	(282,547)	(2,111)

Other Expense
Interest expense	(14,266)	(7,217)

Net Loss	$(296,813)	$(9,328)

The accompanying notes are an integral part of these financial statements.

HEALTHCARE DISTRIBUTION SPECIALISTS LLC

(formerly Amerisure Pharmaceuticals LLC)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT FOR THE YEAR ENDING DECEMBER 31, 2011 AND COMBINED STATEMENT OF STOCKHOLDERS’ DEFICIT FOR THE YEAR ENDING DECEMBER 31, 2010

	Common Stock
	Shares	Value	Additional paid in capital	Accumulated Deficit	Total
Balance, December 31, 2009 (adjusted)	-	$-	$-	(70,474)	$(70,474)
Contribution for members shares	1,000	1,000	-	-	1,000
Net loss	-	-	-	(9,328)	(9,328)
Balance, December 31, 2010 (adjusted)	1,000	1,000	-	(79,802)	(78,802)
Imputed interest on advances from related party	-	-	5,866	-	5,866
Net loss	-	-	-	(296,813)	(296,813)
Balance, December 31, 2011	1,000	$1,000	$5,866	(376,615)	$(369,749)

The accompanying notes are an integral part of these financial statements.

HEALTHCARE DISTRIBUTION SPECIALISTS LLC

(formerly Amerisure Pharmaceuticals LLC)

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDING DECEMBER 31, 2011 AND COMBINED STATEMENT OF CASH FLOWS FOR THE YEAR ENDING DECEMBER 31, 2010

	Year Ended December 31,
	2011	2010
		(As Adjusted)
Operating Activities
Net loss	$(296,813)	$(9,328)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Imputed interest on advances from related party	5,866	-
Depreciation	27,237	-
Impairment of inventory	43,376	-
Changes in operating assets and liabilities:
Accounts receivable	(166,339)	(45,210)
Inventory	244	9,255
Prepaid expenses and other current assets	(12,568)	-
Due to related parties	50,026	50,622
Accounts payable and accrued liabilities	94,432	1,710
Net Cash (Used in) Provided by Operating Activities	(254,539)	7,049

Investing Activities
Purchase of property and equipment	(56,920)	-
Net Cash Used in Investing Activities	(56,920)	-

Financing Activities
Proceeds from advances from related parties	276,098	-
Proceeds from issuance of member’s shares	-	1,000
Net proceeds from (payments on) line of credit	67,207	(5,301)
Net Cash Provided by (Used in) Financing Activities	343,305	(4,301)

Net Increase in Cash	31,846	2,748
Cash at Beginning of Year	6,812	4,064
Cash at End of Year	$38,658	$6,812

Supplemental Cash Flow Information
Interest paid	$8,400	$7,217
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

HEALTHCARE DISTRIBUTION SPECIALISTS LLC

(formerly Amerisure Pharmaceuticals LLC)

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1 - ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Organization and Description of Business

Healthcare Distribution Specialists LLC (the “Company” or “HDS”) was incorporated as a limited liability company in the state of Delaware on September 19, 2008 under the name Amerisure Pharmaceuticals LLC. On July 28, 2011, the Company changed its name to Healthcare Distribution Specialists LLC.

During 2011, the Company finalized a significant transaction. On August 1, 2011, pursuant to an Amended and Restated Asset Acquisition Agreement (the “Agreement”) between HDS and Global Nutritional Research, LLC (“GNR”), HDS acquired certain assets of GNR in exchange for assumption of debt and financial obligations of GNR (the “Acquisition”). This discussion on the business of the Company should be read considering the discussion below under “Principles of Combination”, which discusses the accounting treatment for the acquisition of GNR, and NOTE 4, which discusses the terms of the acquisition of GNR.

The Company is a value-added distributor of hard-to-find and specialty drugs to the healthcare provider market throughout the United States, while functioning as an aggregator of real-time market demand for these products. We also own and sell a specialized over-the-counter multivitamin product called Clotamin. Clotamin is specifically designed for use by patients on Warfarin, a blood thinner that has a known interaction with the vitamin K present in standard over-the-counter multivitamins.

Prior to the Acquisition, the Company was considered a development stage company. Following the Acquisition, the Company operates through one operating segment and is no longer considered development stage.

Principles of Consolidation/Combination

During the years ended December 31, 2011 and 2010, HDS had no subsidiaries. From the date of inception of HDS and GNR, until the time of the Acquisition, the President and sole owner of HDS held a 44% ownership interest in GNR, with the remaining 56% ownership interest of GNR being held by the brother of HDS’s President. Prior to the acquisition, HDS and GNR were considered entities under common control and common ownership, as control and ownership of each entity resided with HDS’s President and an immediate family member.

As both HDS and GNR are under common control and ownership, the Acquisition was accounted for as a transfer of assets, constituting a business, under common control. Accordingly, pursuant to ASC Subtopic 805-50, the operations of GNR for the years ended December 31, 2011 and 2010 were included in the accompanying financial statements as if the transaction had occurred retroactively. See NOTE 4 for further discussion. Intra-company and intercompany transactions between HDS and GNR were eliminated, resulting in operations for the retroactive period prior to the acquisition date essentially being on the same basis as operations post acquisition date.

When referring to HDS or the Company and using phrases such as “we” “us” and “our”, the intent is to refer to HDS and GNR combined.

NOTE 2 – LIQUIDITY

The accompanying consolidated/combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has historically incurred net losses. At December 31, 2011 the Company had an accumulated deficit of $376,615, a working capital deficit of $399,432, and cash on hand of $38,658.  These conditions give rise to substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance its operations primarily through its existing cash and future financings. However, there exists substantial doubt about the Company’s ability to continue as a going concern because it will be required to obtain additional capital in the future to continue its operations and there is no assurance that the Company will be able to obtain such capital, through equity or debt financings, or any combination thereof, whether on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support its growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations would be materially negatively impacted. The Company’s ability to complete additional offerings is dependent on the state of the debt and equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. In addition, the Company’s ability to complete an offering may be dependent on the status of the Company’s business activities, which cannot be predicted.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and the related notes of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year-end is December 31.

As described in NOTE 4, HDS’s financial statements have been retrospectively adjusted as of and for the year ended December 31, 2010 to present the combined financial position and results of operations of the Company and GNR, as discussed above under “Principles of Combination”.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

The Company’ revenue consists of revenue from sales of pharmaceutical products. Revenue is recognized at the time when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is reasonably assured.

Sales of Product: The Company earns product revenue from selling pharmaceutical products at the time of delivery, which is the time at which title to the product is transferred.

Sourcing and Distribution of Products, as an agent:. In accordance with ASC Section 605-45-45, revenue is recognized from agent distribution sales for the net amount retained when all criteria for revenue recognition have been met. Determining whether an entity functions as an agent or a principal is a matter of judgment. The Company considers multiple indicators in the determination of whether it acts as an agent in sales transactions.

The Company acts as an agent for sales of products on behalf of Healthrite Pharmaceuticals (“Healthrite”), a company wholly owned and controlled by the President, and sole owner of the Company. Healthrite is a pharmacy and is therefore prohibited from distributing pharmaceuticals across state lines. During the years ended December 31, 2011 and 2010, the Company recognized net revenue from sales to Healthrite of $244,897 and $0, respectively, based on gross sales of $1.4 million and $425,000, respectively. See NOTE 7 for additional discussion.

Because the Company does not have discrete financial information generated by the Company’s internal financial reporting system, the Company has determined that these revenue sources are generated from one segment.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with a maturity of three months or less at the time of issuance to be cash equivalents. These investments are carried at cost which approximates fair value. At December 31, 2011 and 2010, there were no cash equivalents.

Accounts Receivable

The Company’s accounts receivable are composed of trade receivables from customers for sales of products. Trade receivables include accounts receivable for sales of product and sourcing and distribution of product for which the Company acts as an agent, which are based on gross sales to customers.

Accounts receivable are stated at their principal balances and are non-interest bearing and unsecured. The Company maintains an allowance for doubtful accounts for the estimated probable losses on uncollectible accounts receivable.

Uncollectible accounts receivable are written off when a settlement is reached for an amount less than the outstanding historical balance or when we determine that it is highly unlikely the balance will be collected. At December 31, 2011 and 2010, the Company’s allowance for doubtful accounts was $0 and $0, respectively.

Inventory

Inventory is comprised of finished product and is recorded at lower of cost or market on a first-in, first-out (“FIFO”) method. The Company establishes inventory reserves for estimated obsolete or unmarketable inventory equal to the differences between the cost of inventory and the estimated realizable value based upon assumptions about future and market conditions. If obsolete or unmarketable inventory are identified and there are no alternate uses for the inventory, the Company will record a write-down to net realizable value in the period that the impairment is first recognized. At December 31, 2011 and 2010, the allowance for obsolete or unmarketable inventory was $0 and $0, respectively, and during the years ended December 31 2011 and 2010, the Company recognized inventory impairments of $43,376 and $0, respectively, which the Company recorded in cost of sales.

Property and Equipment

Property and equipment are stated at cost at date of acquisition. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of assets, the asset and accumulated depreciation accounts are adjusted accordingly, and any gain or loss is reflected in earnings or loss of the respective period. Maintenance costs and repairs are expensed as incurred; significant renewals and betterments are capitalized.

Amortization of leasehold improvements is included in depreciation expense. The Company records operating lease expense on a straight-line basis. The Company amortizes leasehold improvements, including amounts funded by landlord incentives or allowances, for which the related deferred rent is amortized as a reduction of lease expense, over the shorter of their economic lives or the lease term.

The estimated useful life of each asset is as follows:

Estimated Useful Lives

Furniture and equipment	3-7 years
Leasehold improvements	1 year

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset, or related groups of assets, may not be fully recoverable from estimated future cash flows. Factors that might indicate a potential impairment may include, but are not limited to, significant decreases in the market value of the long-lived asset, a significant change in the long-lived asset’s physical condition, a change in industry conditions or a reduction in cash flows associated with the use of the long-lived asset.

If these or other factors indicate the carrying amount of the asset may not be recoverable, we determine whether an impairment has occurred through analysis of undiscounted cash flow of the asset at the lowest level that has an identifiable cash flow. If an impairment has occurred, we recognize a loss for the difference between the carrying amount and the fair value of the asset. We measure the fair value of the asset using market prices or, in the absence of market prices, based on an estimate of discounted cash flows. Cash flows are generally discounted using an interest rate commensurate with a weighted average cost of capital for a similar asset. No impairments were identified as of or during the years ended December 31, 2011 and 2010.

Financial Instruments and Fair Value Measures

The Company measures fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement. The three levels are as follows:

Level 1 – Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 – Unobservable inputs for which there is little or no market data and which we make our own assumptions about how market participants would price the assets and liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities, line of credit, and amounts due to related parties. We believe the recorded values of our financial instruments approximate their fair values because of their nature and respective maturity dates or durations.

Shipping and Handling Costs

Shipping and handling costs incurred for inventory purchases and product shipments are included in general and administrative expenses for all periods presented.

Advertising Expenses

Advertising costs are expensed as incurred and are included in general and administrative expenses for all periods presented. Advertising expenses for the years ended December 31, 2011 and 2010 were $9,276 and $0, respectively.

Concentration of Risk

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). Beginning December 31, 2010 through December 31, 2012 all non-interest-bearing transaction accounts were fully insured, regardless of the balance of the account, at all FDIC-insured institutions. This unlimited insurance coverage was separate from, and in addition to, the insurance coverage provided to the depositor’s other accounts held by a FDIC-insured institution, which are insured for balances up to $250,000 per depositor until December 31, 2013. At December 31, 2011 and 2010, the amounts held in the banks did not exceed the insured limit of $250,000.

During the year ended December 31, 2011 and 2010, one vendor accounted for 75% and 100%, respectively, of purchases.

During the year ended December 31, 2011, two customers accounted for 28% and 20% of sales.  During the year ended December 31, 2010, one customer accounted for 82% of sales.  At December 31, 2011, no customers accounted for more than 15% of accounts receivable.  At December 31, 2010, one customer accounted for 85% of accounts receivable.

Income Taxes

Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates that will be in effect when these differences reverse. The Company provides a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more-likely-than-not that the deferred tax assets will not be realized. When the Company establishes or reduces the valuation allowance against its deferred tax assets, its provision for income taxes will increase or decrease, respectively, in the period such determination is made. The Company’s policy is to recognize interest and penalties related to the estimated obligations for tax positions as a component of income tax expense.

The Company records liabilities related to uncertain tax positions in accordance with the guidance that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements by prescribing a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company does not believe any such uncertain tax positions currently pending will have a material adverse effect on its Combined Financial Statements, although an adverse resolution of one or more of these uncertain tax positions in any period could have a material impact on the results of operations for that period.

Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of net income and other comprehensive income (loss). For the years ended December 31, 2011 and 2010, the Company had no items representing other comprehensive income or loss.

Recent Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board, or FASB, issued ASU No. 2011-05, which is an update to Topic 220, Presentation of Comprehensive Income. This update amends current comprehensive income guidance and eliminates the option of presenting the components of other comprehensive income as part of the statement of stockholders' equity. This update presents an entity with the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in this update do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The new guidance was originally proposed to be effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 and applied retrospectively. In October 2011, the FASB proposed to defer the effective date of certain provisions in the guidance related to the presentation of reclassification adjustments. No effective date has been announced. As ASU No. 2011-05 relates only to the presentation of comprehensive income, we do not expect that the adoption of this update will have a material effect on our financial statements.

In May 2011, the FASB issued ASU No. 2011-04, which is an update to Topic 820, Fair Value Measurement. This update establishes common requirements for measuring fair value and related disclosures in accordance with GAAP and international financial reporting standards. This amendment did not require additional fair value measurements. ASU No. 2011-04 is effective for all interim and annual reporting periods beginning after December 15, 2011. We do not believe there will be a significant impact on our financial statements from the adoption of ASU No. 2011-04.

Subsequent Events

The Company evaluated material events occurring between December 31, 2011 and through the date when the financial statements were issued.

NOTE 4 – ACQUISITION AND RETROACTIVE ADJUSTMENT

On August 1, 2011, pursuant to the Agreement between the Company and GNR, the Company acquired certain assets of GNR in exchange for assumption of debt and financial obligations of GNR (the “Acquisition”). From the date of inception of the Company and GNR until the time of the Acquisition, the President and sole owner of the Company held a 44% ownership interest in GNR, with the remaining 56% ownership interest of GNR being held by the brother of the Company’s President. Prior to the acquisition, the Company and GNR were considered entities under common control, with common ownership, as control and ownership of each entity resided with the Company’s President and an immediate family member.

Pursuant to ASC Subtopic 805-50, HDS recorded assets acquired and liabilities assumed at their carrying value, which equaled historical cost, on the date of transfer. Carrying value of assets and liabilities acquired by the Company as of the acquisition date consisted of:

Assets Acquired
Inventory	$40,550

Liabilities Assumed
Accounts payable	2,733
Due to related parties	7,000
Line of credit	130,488
Total Liabilities Assumed	140,221

Net Liabilities Assumed	$99,671

Pursuant to ASC Section 805-50-45, the Acquisition was accounted for as a transfer between entities under common control, whereas results of operations for the period in which the Acquisition occurred are reported as though the Acquisition had occurred at the beginning of the period. Accordingly, results of operations, presented in the accompanying combined financial statements, for the period January 1, 2011 through July 31, 2011 are comprised of combined operations of the Company and GNR, as separate entities, and beginning August 1, 2011, results of operations are comprised of the operations of the Company, including results of operations related to the assets acquired and liabilities acquired pursuant to the Agreement.

Also pursuant to ASC Section 805-50-45, financial statements and financial information presented for 2010 have been retrospectively adjusted to furnish comparative information. Therefore, the accompanying combined financial statements as of and for the year ended December 31, 2010 present the combined financial position and results of operations of the Company and GNR.

Intercompany transactions occurred on or after August 1, 2011 have been eliminated. Likewise, for the period January 1, 2011 through July 31, 2011 and for the year ended December 31, 2010, effects of any intra-entity transactions (between HDS and GNR) have been eliminated, resulting in operations for the period prior to Acquisition date essentially being on the same basis as operations post Acquisition date.

The impact of the retrospective adjustment on the Company’s combined balance sheet and statement of operations as of and for the year ended December 31, 2010 is summarized below.

BALANCE SHEET

	December 31, 2010
	HDS as originally reported	GNR	Combined HDS and GNR
			(As Adjusted)
Current Assets
Cash	$591	$6,221	$6,812
Accounts receivable	43,897	1,313	45,210
Inventory	-	55,764	55,764
TOTAL ASSETS	44,488	63,298	107,786

Current Liabilities
Accounts payable and accrued liabilities	-	3,174	3,174
Line of Credit	-	132,793	132,793
Accounts payable and accrued liabilities – related party	50,621	-	50,621
Total Liabilities	50,621	135,967	186,588

Stockholders’ Deficit
Members’ stock	1,000	-	1,000
Accumulated deficit	(7,133)	(72,669)	(79,802)
Total Stockholders’ Deficit	(6,133)	(72,669)	(78,802)
TOTAL LIABILITIES AND
STOCKHOLDERS’ DEFICIT	$44,488	$63,298	$107,786

STATEMENT OF OPERATIONS

	Year Ended December 31, 2010
	HDS as originally reported	GNR	Combined HDS and GNR
			(As Adjusted)

Revenues, net	$-	$76,618	$76,618

Cost and Expenses
Cost of goods sold	-	9,255	9,255
General and administrative	6,681	54,208	60,889
Salaries and commissions	-	8,133	8,133
Professional fees	452	-	452
Total Operating Expenses	7,133	71,596	78,729

Operating (Loss) Income	(7,133)	5,022	(2,111)

Other expense
Interest expense	-	(7,217)	(7,217)

Net Loss	$(7,133)	$(2,195)	$(9,328)

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	December 31,
	2011	2010
Furniture and equipment	$34,206	$-
Leasehold improvements	22,714	-
	56,920	-
Less: accumulated depreciation	(27,237)	-
	$29,683	$-

The Company recorded depreciation expense of $27,237 and $0 during the years ended December 31, 2011 and 2010, respectively.

NOTE 6 – LINE OF CREDIT

The Company has a $200,000 line of credit agreement with a financial institution which bears interest at US prime rate plus 1% per annum, but in no event less than 5.5% (5.5% at December 31, 2011 and 2010), is due on demand, and is secured by all assets of the Company.  This line of credit was assumed by the Company in connection with the acquisition of GNR.

As of December 31, 2011 and 2010, the Company had outstanding balances on the line of credit of $200,000 and $132,793, respectively.  At December 31, 2011 and 2010, the Company is in good standing and there are no outstanding debt covenants.

NOTE 7 – RELATED PARTY TRANSACTIONS

As discussed in NOTE 3, the Company has a sales arrangement with Healthrite, a specialty pharmacy wholly owned by the Company’s President and sole owner. Pursuant to the arrangement, Healthrite purchases pharmaceutical products directly from manufacturers and resells the products to HDS, who then sells the products to customers. The Company acts as an agent in the sales of Healthrite product to customers and recognizes revenue for the net amount retained. During the years ended December 31, 2011 and 2010, HDS recognized net revenue from Healthrite sales of $244,897 and $0, respectively, based on gross sales of $1.4 million and $425,000, respectively. At December 31, 2011 and December 31, 2010, the Company owed HealthRite $100,647 and $50,621, respectively.

During the years ended December 31, 2011 and 2010, the Company’s President made advances to the Company of $200,100 and $0, respectively, which were used to fund the operations of the Company. The advances are unsecured, non-interest bearing, and due on demand.  The Company imputed interest expense of $5,866 and $0 on these advances during the years ended December 31, 2011 and 2010, respectively.

During December, 2011, the Company received an advance from a related party of $75,000.  The advance is unsecured, bears interest at 6.5% and is due on June 13, 2012.  During 2011, the Company paid $420 of interest on this advance.

NOTE 8 – INCOME TAXES

No provision for (benefit from) income taxes has been recognized for the years ended December 31, 2011 and 2010 as the Company incurred a net operating loss for income tax purposes in each period and has no carryback potential.

Deferred tax assets and liabilities as of December 31, 2011 and 2010 primarily consisted of:

	December 31,
	2011	2010

Deferred tax assets:
Net operating loss carryforwards	$128,049	$27,132
Total deferred tax assets	128,049	27,132
Deferred tax liabilities	-	-
Total net deferred tax asset	128,049	27,132
Valuation allowance	(128,049)	(27,132)
Deferred tax assets, net	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company assesses whether it is more likely than not that it will generate sufficient taxable income to realize its deferred income tax assets in a reasonable period of time. In making this determination, it considers all available positive and negative evidence and makes certain assumptions, including, among other things, the deferred tax liabilities; the overall business environment; the historical earnings and losses; and its outlook for future years.

At December 31, 2011 and 2010, the Company provided a full valuation allowance for its deferred tax assets, as it is more likely than not that these assets will not be realized in a reasonable period of time. During the years ended December 31, 2011 and 2010, the valuation allowance increased by approximately $100,917 and $3,172, respectively.

A reconciliation of the income tax provision computed at statutory tax rates to the income tax provision for the years ended December 31, 2011 and 2010 is as follows:

	2011	2010
Federal income tax expense (benefit) at statutory rate	(34)%	(34)%
Change in valuation allowance	34%	34%
Total income tax provision (benefit)	-%	-%

At December 31, 2011, the Company has net operating loss carryforwards of approximately $128,049 for federal income tax purposes. These net operating loss carryforwards may be carried forward in varying amounts until 2031 and will begin to expire, if not utilized, in 2029.

At December 31, 2011 and 2010 the Company has no uncertain tax positions.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases its 2,000 square foot facility in Maryland under a one year operating lease which originally expired on March 31, 2012. On April 1, 2012, the lease was renewed for one year, and expires on March 31, 2013.  Rental expense under this lease was approximately $17,000 and $0 for the years ended December 31, 2011 and 2010, respectively. Amounts payable in 2012 and 2013 for this lease is approximately $16,452 and $5,484, respectively.

NOTE 10 – SUBSEQUENT EVENTS

Merger

On February 16, 2012, pursuant to a Share Exchange Agreement dated February 13, 2012 (“Exchange Agreement”), Sunpeaks Ventures Corp. (“Sunpeaks”), a publicly reporting Nevada corporation listed on the OTC Bulletin Board, acquired 100% ownership interest in the Company, in exchange for the issuance of 200,000,000 newly-issued restricted shares of Sunpeaks’ common stock and 3,000,000 newly-issued restricted shares of Sunpeaks’ class A Preferred Stock (the “Exchange Shares”), to the former owner of the Company, resulting in the Company becoming a wholly-owned subsidiary of Sunpeaks.

For financial accounting purposes, this acquisition (referred to as the “Merger”) will be accounted for as a reverse recapitalization. Reverse recapitalization accounting is attributable to a long-held position of the staff of the Securities and Exchange Commission as the acquisition of a non-operating public shell company does not qualify as a business for business combination purposes, as described in Accounting Standards Codification Topic 805, Business Combinations.

Reverse recapitalization accounting applies when a non-operating public shell company acquires a private operating company and the owners and management of the private operating company have actual or effective voting and operating control of the combined company. In the Merger transaction, Sunpeaks qualifies as a non-operating public shell company because as of the Merger date, Sunpeaks held nominal net monetary assets, consisting of cash.

A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the public shell corporation accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded. Under recapitalization accounting, the equity of the accounting acquirer, (the Company), is presented as the equity of the combined enterprise and the capital stock account of the Company is adjusted to reflect the par value of the outstanding stock of the legal acquirer (Sunpeaks) after giving effect to the number of shares issued in the business combination. Shares retained by Sunpeaks are reflected as an issuance as of the merger date for the historical amount of the net assets of the acquired entity which in this case is zero.

Following the Merger, the financial statements of Sunpeaks will give retroactive effect of the reverse recapitalization and represent the operations of the Company. Therefore, presentation of pro-forma effect of the Merger is not included herein, as the pro-forma financial position and results of operations equal that of the Company’s accompanying combined financial statements.

Convertible Debt

On March 1, 2012 and March 9, 2012, the Company issued $200,000 and $200,000 of convertible debentures to an investor, which matures on March 1, 2014 and March 9, 2014, respectively. Interest accrues at the rate of ten percent per annum and is payable at the respective maturity date  in cash. The Investor is entitled to convert the accrued interest and principal of the convertible debentures into common stock of the Company at a conversion price equal to 80% of the average closing price of the common stock during the ten consecutive trading days immediately prior to the conversion.  In the event the common stock of the Company’s common stock trades at or above $0.30 at any time during the day for a period of ten consecutive trading days, the Company may at its option convert all or part of the convertible debt into common stock at the applicable conversion price.

On April 5, 2012, the Company issued a $700,000 convertible debenture to an investor, which matures on April 5, 2014. Interest accrues at the rate of ten percent per annum and is payable at the maturity date in cash. The investor is entitled to convert the accrued interest and principal of the convertible debenture into common stock of the Company at a conversion price equal to 80% of the average closing bid price of the common stock during the three consecutive trading days immediately prior to the conversion.  On May 10, 2012 the Company entered into an amendment to this agreement which increased the principal amount from up to $700,000 to up to $1,275,000.  As of the date these financial statements were issued, the Company had received proceeds of $950,000 under this convertible debenture.

Marketing Agreement

On April 4, 2012, the Company entered into a marketing and distribution agreement whereby the Company shall pay a third party 1,000,000 shares of its common stock, 300,000 warrants with six month term, and $50,000 in cash in exchange for services.

HealthRite

During April, 2012, the Company’s sales arrangement with Healthrite ceased.